Exhibit 99.1

JDA Software Announces Preliminary Third Quarter 2006 Results
      Scottsdale, Ariz. — October 23, 2006 — JDA® Software Group, Inc. today announced financial results for the third quarter ended September 30, 2006. JDA reported total revenues of $89.2 million and software revenues of $13.7 million for third quarter 2006, compared to total revenues of $51.8 million and software revenues of $10.4 million for second quarter 2006. The Manugistics acquisition, which closed on July 5, 2006, added $36.7 million to revenue including $3.2 million of software revenue during the quarter ended September 30, 2006.
      JDA reported preliminary GAAP net income for third quarter 2006 of $0.03 per share, as compared to a GAAP net income of $0.04 per share in second quarter 2006. The Company reported adjusted non-GAAP earnings for third quarter 2006 of $0.20 per share, which excludes amortization of acquired software technology and intangibles, restructuring charges, and discrete tax item benefits, as compared to adjusted non-GAAP earnings of $0.09 per share for second quarter 2006, which excluded amortization of acquired software technology and intangibles, restructuring charges and discrete tax item benefits, all of which are itemized in the attached schedule of non-GAAP measures of performance.
      GAAP net income is preliminary because JDA continues to work with its outside auditors to determine the proper accounting for the Series B Convertible Preferred Stock issued to Thoma Cressey on July 5, 2006. It is possible the Company will record the conversion option of the preferred stock as an imbedded derivative from the date of issuance until October 20, 2006, when JDA filed a Certificate of Correction with the Secretary of State in Delaware. In that event, our preliminary estimate is that JDA will incur a non-cash charge to GAAP earnings for the third quarter of approximately $3.4 million.
      “Progress with our acquisition is going extremely well and we are ahead of plan on profitability,” stated JDA CEO Hamish Brewer. “EBITDA for the first 90 days after our Manugistics acquisition is well ahead of our projections and we expect to meet the range of our EBITDA guidance for the second half of
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2006. Furthermore, we’ve already achieved annualized cost savings in excess of $40 million,” commented Brewer.
      “We are well underway with the process of revitalizing the Manugistics pipeline globally. Although we still do not expect to see Manugistics performing to capacity in less than a year from the date of acquisition, progress so far has been very promising. Additionally, software sales within the old JDA organization are performing well in all regions except North America. In this region we previously indicated that we were going to implement management changes. With the appointment of Tom Dziersk, our SVP of the Americas and two new sales managers for the USA we have completed the organizational changes we needed in order to implement our remediation plan. We do not expect to resolve this situation entirely by year end, however, we do expect to see significant improvement in sales performance from the USA JDA business starting in the fourth quarter of 2006.,” added Brewer.
Third Quarter 2006 Highlights
•	Cost Savings Ahead of Plan: Since completing its Manugistics acquisition on July 5, 2006, JDA achieved annualized cost savings in excess of $40 million, $10-$15 million ahead of projections, from synergies in operations, administrative functions and infrastructure costs.

•	Strong Maintenance Revenues: Maintenance revenues in third quarter 2006 were $42.9 million, including $21.0 million attributable to acquired Manugistics customers. With cost synergies and the increased maintenance revenue stream from Manugistics, Customer Support Services improved margins to 79% in third quarter 2006, compared to 68% in second quarter 2006 and 73% in third quarter 2005.

•	Mervyns makes retail history with complete IT infrastructure overhaul in less than 12 Months: JDA & Mervyn’s successfully delivered the most comprehensive replacement of systems in a retail business ever undertaken in under 12 months. Delivering this impressive on-time, on-budget go-live at Mervyns with a comprehensive merchandising solution suite replacement, JDA’s partnership helped Mervyns successfully transition from its former owners’ more than 400 proprietary systems. The implementation significantly reduced technology system costs and established a foundation for its future growth and superior customer service.

•	Tesco Signs Global Agreement: Tesco Stores Limited, one of the world’s largest international retailers, extended its JDA investment by licensing multiple Intactix® Category Management applications to use globally across its enterprise.

•	Other Key Software Deals: JDA signed 62 new software deals during the third quarter, including four deals for multiple JDA Portfolio® applications and one deal for greater than $1 million. Heritage Foods (India) Ltd. is one of two companies that licensed to Enterprise Planning by

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Arthur®, JDA’s next-generation PortfolioEnabled® application. Other existing customers that signed new deals: American Greetings Corporation; Coles Myer Ltd.; Conad del Tirreno SCARL, The Co-operative Group (CWS) Ltd., Corporate Express Europe EV; Gordon Food Services, Inc.; L.L. Bean, Inc.; Publix Super Markets, Inc.; and Telstra Corporation Limited.

•	Regional Sales Activity: In Europe, Middle East and Africa, JDA closed $3.6 million in software license deals in third quarter 2006, compared to $3.2 million in second quarter 2006 and $2.8 million in third quarter 2005. Asia Pacific closed $2.3 million in software license deals in third quarter 2006, compared to $2.1 million in second quarter 2006 and $344,000 in third quarter 2005. The Americas closed $7.8 million in software license deals in third quarter 2006, compared to $5.1 million in second quarter 2006 and $14.2 million in third quarter 2005.

•	Customer Relations Team to Enable Customers to Maximize JDA Investment: JDA developed an experienced and dedicated Customer Relations team to serve as customer advocates that identify new business opportunities, ensure maintenance retention and enable customers to achieve maximum value from existing solutions.

•	Strong Financial Position: JDA ended third quarter 2006 with $57 million in cash and cash equivalents after paying off $35 million of debt. DSOs were 73 days at the end of third quarter 2006, compared to 64 days at the end of second quarter 2006 and 79 days at the end of third quarter 2005. Cash flow from operations was negative during the third quarter due to the payoff of significantly aged payables and accrued liabilities acquired with Manugistics, the payment of restructuring amounts and the prepayment of certain royalty arrangements and insurance policies to cover Manugistics. In addition, our DSOs increased nine days due to the sequentially higher software number, most of which were closed late in the quarter. We expect cash flow from operations to be positive in the future.

•	Product Roadmap: To help customers better plan their path forward with new JDA solutions, JDA announced phase one of its functional product roadmap as promised. A dedicated website, www.JDA.com/roadmap, provides a roadmap for each key solution staged over the next three major releases. JDA will refresh the site over the next 18-24 months with additions such as updated product roadmaps and roadmaps for integrating the technical platforms for JDA Solutions.

•	U.S. Patent Awarded to JDA: In July of 2006, the US Patent and Trademark Office issued a patent to JDA for its invention of an advanced demand forecasting methodology. With the “Supply Chain and Demand Forecasting and Planning” patent, JDA’s solution features the industry’s most robust functionality by now enabling the pairing of a variety of historical data with various forecasting techniques for more accurate forecasting.

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Nine Month Results for 2006
      For the nine months ended September 30, 2006, JDA reported total revenues of $188.8 million, product revenues of $ 117.5 million and software revenues of $31.2 million, compared to total revenues of $160.7 million, product revenues of $107.3 million and software revenues of $42.9 million for the nine months ended September 30, 2005.
      JDA reported GAAP net income of $2.5 million or $0.08 per share for the nine months ended September 30, 2006, compared to a GAAP net income of $8.0 million or $0.28 per share in the same period in 2005. Adjusted non-GAAP earnings for the first nine months of 2006 were $0.37 per share compared to adjusted non-GAAP earnings of $0.42 per share in the same period of 2005. The non-GAAP earnings results exclude amortization of acquired software technology and intangibles, restructuring charges and discrete tax item benefits all of which are itemized in the attached schedule of non-GAAP measures of performance.
JDA Reconfirms Lower end of Projections for Second Half 2006
      JDA confirmed that it expects to achieve the lower end of its EBITDA Projections for the second half of 2006 of approximately $35 million.
Conference Call Information
      JDA will host a conference call at 4:45 Eastern today to discuss preliminary earnings results for its third quarter ended September 30, 2006. To participate in the call, dial 1-888-694-4676 (United States) or 1-973-582-2737 (International) and ask the operator for the “JDA Software Group Third Quarter 2006 Earnings Conference Call.” A replay of the conference call will begin October 23, 2006 at 7:00 pm (Eastern) and will end on Thursday, November 23, 2006 at 12:00 am (Eastern). To hear the replay dial 1-877-519-4471 (United States) or 1-973-341-3080 (International) using pin number 7894694.
      To participate in the live Web cast of the call, go to the following web page at the time of the conference call:
http://viavid.net/dce.aspx?sid=000035E0. A replay of the Web cast will be available approximately 10 minutes after the conclusion of the event.
About JDA Software Group, Inc.
      JDA® Software Group, Inc. (Nasdaq: JDAS) is the global leader in helping more than 5,400 retail, manufacturing and wholesale-distribution customers in 60 countries realize real demand chain results. By capitalizing on its industry position and financial strength, JDA commits significant resources to advancing the JDA Portfolio® suite of vertically-focused supply and demand chain solutions. JDA Portfolio software enables high-performance business process optimization and execution to achieve a connected view of the customer from raw materials flowing into production to end-consumer products at the shelf. With offices in major cities around the world, JDA employs the industry’s most experienced supply and demand chain experts to develop, deliver and support its solutions. For more information, visit www.jda.com, email info@jda.com or call 1-800-479-7382.

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This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include: (i) the possibility that we are required to treat the conversion feature of the Thoma Cressey preferred stock as an imbedded derivative between July 5th 2006 and October 20th 2006, and that such treatment may cause us to incur an estimated non-cash charge to GAAP earnings for the third quarter of approximately $3.4 million; (ii) our expectation that we will meet the lower end of the EBITDA range of guidance for the second half of 2006; (iii) our belief that we are well underway with the process of revitalizing the Manugistics pipeline globally; (iv) our belief that we have completed the organizational changes we needed in order to implement our remediation plan of the Americas sales management team; and (v) our expectation that the new dedicated Customer Relations team will identify new business opportunities; and (vi) our expectation that cash flow will be positive in the future. Future events may involve risks and uncertainties, including, but not limited to: (a) the possibility that our final results for the third quarter of 2006 may differ from our preliminary results reported in this press release because of the treatment of the Thoma Cressey preferred stock for the period of July 5, 2006 to October 20, 2006, and that such difference may result in an estimated non-cash charge to GAAP earnings of approximately $3.4 million; (b) the possibility that we will not achieve at least the lower end of EBITDA guidance for the second half of 2006 since doing so requires us to achieve our expense and revenue expectations for the fourth quarter; (c) the difficulty in predicting the timing and extent of any recovery in the Manugistics sales pipeline, particularly given the highly competitive nature of the market for these products; (d) the possibility that our sales management changes in the Americas will not improve our sales results in this region as quickly or to the extent that we expect; (e) the possibility that our new Customer Relations team will not meet our expectations for identifying new business opportunities that result in closed sales; (f) the possibility that cash flow will not be positive in the future due to unforeseen cash needs; and (g) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release.
“JDA” and “JDA Portfolio” are trademarks or registered trademarks of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders’.

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JDA SOFTWARE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$56,865	$71,035
Marketable securities	—	40,472

Total cash and marketable securities	56,865	111,507

Accounts receivable, net	72,551	42,415
Deferred tax asset	7,784	4,361
Prepaid expenses and other current assets	22,797	8,142
Promissory note receivable	—	1,213
Assets held for sale	8,700	—

Total current assets	168,697	167,638

Non-Current Assets:
Property and equipment, net	46,061	42,825
Goodwill	127,732	60,531
Other Intangibles, net:
Customer lists	157,251	24,775
Acquired software technology	35,955	15,739
Trademarks	23,091	2,391
Deferred tax asset	51,277	16,673
Other non-current assets	8,619	—

Total non-current assets	449,986	162,934

Total Assets	$618,683	$330,572

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$3,117	$1,768
Accrued expenses and other liabilities	47,384	18,677
Income tax payable	1,464	1,386
Current portion of long-term debt	1,750	—
Deferred revenue	69,554	26,775

Total current liabilities	123,269	48,606

Non-Current Liabilities:
Long-term debt	139,796	—
Accrued exit and disposal obligations	17,050	—

Total non-current liabilities	156,846	—

Total Liabilities	280,115	48,606

Redeemable Preferred Stock	50,000	—

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 30,483,623 and 30,222,983 shares, respectively	305	302
Additional paid-in capital	260,623	257,816
Deferred compensation	(551)	(725)
Retained earnings	41,455	38,972
Accumulated other comprehensive loss	112	(1,188)

	301,944	295,177
Less treasury stock, at cost, 1,174,914 and 1,162,202 shares, respectively	(13,376)	(13,211)

Total stockholders’ equity	288,568	281,966

Total liabilities and stockholders’ equity	$618,683	$330,572

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JDA Reports Third Quarter 2006 Earnings
JDA SOFTWARE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
REVENUES:
Software licenses	$13,741	$17,411	$31,237	$42,935
Maintenance services	42,923	21,115	86,249	64,317

Product revenues	56,664	38,526	117,486	107,252

Consulting services	29,872	15,621	65,145	49,268
Reimbursed expenses	2,667	1,432	6,187	4,207

Service revenues	32,539	17,053	71,332	53,475

Total revenues	89,203	55,579	188,818	160,727

COST OF REVENUES:
Cost of software licenses	591	708	1,353	1,424
Amortization of acquired software technology	1,882	1,192	4,285	3,754
Cost of maintenance services	9,101	5,720	22,029	17,042

Cost of product revenues	11,574	7,620	27,667	22,220

Cost of consulting services	22,496	12,339	47,265	38,432
Reimbursed expenses	2,667	1,432	6,187	4,207

Cost of service revenues	25,163	13,771	53,452	42,639

Total cost of revenues	36,737	21,391	81,119	64,859

GROSS PROFIT	52,466	34,188	107,699	95,868

OPERATING EXPENSES:
Product development	16,818	10,783	38,821	33,203
Sales and marketing	13,559	10,483	31,067	29,556
General and administrative	10,592	7,273	23,904	19,738
Amortization of intangibles	3,540	896	5,324	2,594
Restructuring charges	3,461	—	3,982	2,439

Total operating expenses	47,970	29,435	103,098	87,530

OPERATING INCOME	4,496	4,753	4,601	8,338

Other income (expense), net	(3,236)	681	(1,012)	1,824

INCOME BEFORE INCOME TAXES	1,260	5,434	3,589	10,162

Income tax provision	339	1,685	1,106	2,127

NET INCOME	$921	$3,749	$2,483	$8,035

BASIC EARNINGS PER SHARE	$.03	$.13	$.08	$.28

DILUTED EARNINGS PER SHARE	$.03	$.13	$.08	$.28

SHARES USED TO COMPUTE:
Basic earnings per share	32,687	28,545	30,335	28,816

Diluted earnings per share	33,268	29,063	30,877	29,208

JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA

Operating income (GAAP BASIS)	$4,496	$4,753	$4,601	$8,338

Adjustments for non-GAAP measures of performance:

Add back amortization of acquired software technology	1,882	1,192	4,285	3,754
Add back amortization of intangibles	3,540	896	5,324	2,594
Add back restructuring charges	3,461	—	3,982	2,439

Adjusted non-GAAP operating income	$13,379	$6,841	$18,192	$17,125

Add back depreciation	2,267	2,331	6,070	7,131
Add back stock-based compensation	84	88	529	119

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$15,730	$9,260	$24,791	$24,375

NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA, as a percentage of revenue

Operating income (GAAP BASIS)	5%	9%	2%	5%

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	2%	2%	2%	2%
Amortization of intangibles	4%	1%	4%	2%
Restructuring charges	4%	—%	2%	2%

Adjusted non-GAAP operating income	15%	12%	10%	11%

Depreciation	3%	5%	3%	4%
Stock-based compensation	? %	—%	—%	—%

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization	18%	17%	13%	15%

NON-GAAP EARNINGS PER SHARE

Diluted earnings per share (GAAP BASIS)	$.03	$.13	$.08	$.28

Adjustments for non-GAAP measures of performance, net of tax:
Amortization of acquired software technology	.03	.03	.09	.08
Amortization of intangibles	.07	.02	.11	.06
Restructuring charges	.07	—	.09	.05
Discrete tax item benefits	—	(.01)	—	(.05)

Adjusted non-GAAP diluted earnings per share	$.20	$.17	$.37	$.42

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	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
CASH FLOW INFORMATION

Net cash (used in) provided by operating activities	$(15,498)	$2,706	$2,888	$10,255

Net cash used in investing activities:
Purchase of Manugistics Group, Inc., net of cash acquired	$(72,886)	$—	$(72,886)	$—
Net (purchases) sales and maturities of marketable securities	4,950	—	40,434	—
Purchase of property and equipment	(2,086)	(1,350)	(4,058)	(3,908)
Other, net	(256)	1,312	898	1,918

	$(70,278)	$(38)	$(35,612)	$(1,990)

Net cash provided by financing activities:
Issuance of Series B convertible preferred stock	$50,000	$—	$50,000	$—
Borrowings under term loan agreement and debt costs	175,000	—	175,000	—
Principal payments on term loan agreement	(35,000)	—	(35,000)	—
Repayment of convertible debt	(173,954)	—	(173,954)	—
Purchase of treasury stock	(26)	$—	(165)	$(8,659)
Other, net	686	630	1,690	1,473

	$16,706	$630	$17,571	$(7,186)

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260